Exhibit 10.1

(York International Corporation logo)

EMPLOYMENT CONTRACT

for the position of President, YORK Europe, Middle East and Africa between

YORK Denmark ApS

and

Kim Buchwald

TABLE OF CONTENTS

1. The Duties and the Obligations of the President, YORK Europe, Middle East and Africa

1.1 1.2 1.3 1.4 1.5 1.6	Commencement Responsibilities Tasks Assigned to the President, YORK Europe, Middle East and Africa Confidentiality and Surrender of Material Inventions and Special Rights Competition Clause

2. The President, YORK Europe, Middle East and Africa’s Financial Conditions

2.1 2.2 2.3 2.4 2.5 2.6 2.7 2.8 2.9	Remuneration Cash Bonus and Incentives Car and Telephone Travel, Representation and Training Pension Accident Insurance Vacation Financial Planning Relocation Expenses

3. Termination
3.1 Duration of Employment
3.2 Payment of Salary after the President, YORK Europe, Middle East and Africa’s Death
3.3 Breach of Contract
3.4 Severance Agreement
4. Governing Law and Disputes

4.1 4.2 4.3	Governing Law Negotiation Arbitration

5.	Signature

YORK Denmark ApS
Christian X’s Vej 201
DK-8270 Højbjerg
Denmark
CVR No 19056171
(hereafter called “the Company”)

and

Kim Buchwald
Hoerhavevej 64e
DK -8270 Hoejbjerg
Denmark
(hereafter called “President, EMEA)

have today agreed to enter into the following

EMPLOYMENT CONTRACT

replacing all other agreements between Kim Buchwald and the Company and any other company within YORK International, irrespective of whether the agreements are in writing or oral.

1. THE DUTIES AND THE OBLIGATIONS OF THE PRESIDENT, EMEA.

1.1 Commencement

1.1.1	Mr. Kim Buchwald commences his employment as President, YORK Europe, Middle East and Africa as per 01 Jan 2005.

1.1.2	The President, EMEA’s main place of work shall be 72 Buckingham Avenue, Slough, Berkshire SL1 4PN, UK. Office space shall be provided in Holme, Aarhus, DK.

1.2 Responsibilities

1.2.1	The President, EMEA shall be responsible for the planning and day-to-day operation of YORK Europe, Middle East and Africa’s (hereinafter called YORK EMEA) national and international activities.

1.2.2	President and CEO of YORK International provides the guidelines that will always apply to the Company and YORK EMEA. It is the President, EMEA’s responsibility to ensure that these guidelines or any other guidelines, policies or instructions issued by the President and CEO of YORK International are respected in all YORK EMEA’s operations, and further to ensure that the operations are carried out in full accordance with and within the boundaries of the Company’s by-laws, rules of conduct for the management, budgets and the relevant laws. All extraordinary matters or matters of great significance must be presented by the President, EMEA to the President and CEO of YORK International. Furthermore it is the President, EMEA’s responsibility to keep the President and CEO of YORK International fully informed of all material issues concerning YORK EMEA that can be assumed to be of interest to YORK International’s Executive Management, including the President and CEO of YORK International and board of directors.

1.2.3	The President, EMEA employs and dismisses YORK EMEA’s staff. Employment and dismissal of direct reports to the President, EMEA requires prior agreement with the President and CEO of YORK International and shall take place in cooperation with the Vice President, Human Resources, YORK International.

1.3 Tasks Assigned to the President, EMEA

1.3.1	The President, EMEA is employed without stipulation of a maximum number of working hours, shall devote his full attention, energies, skills and knowledge to the business during his employment, and must serve YORK International’s and YORK EMEA’s interests to the greatest extent possible. During his employment the President, EMEA is thus not entitled, without the prior written consent of the President and CEO of YORK International in every single case, to engage in any other business activity – actively or passively – or to have other paid or unpaid occupation or to accept other paid tasks.

1.3.2	During the term of this contract the President, EMEA is not entitled to own any other businesses or companies without the President and CEO of YORK International’s written consent in each individual case. However, the President, EMEA is entitled to make so-called ordinary investments (in for instance quoted securities and the like) that do not give the President, EMEA a controlling interest. Investments made by the President, EMEA must not entail liability that exceeds the amount invested.

1.3.3	The President, EMEA must not be indebted to the Company. Furthermore, the President, EMEA must not without obtaining the President and CEO of YORK International’s prior written consent in each individual case provide surety or any other kind of guarantee for any third party. This does not apply to sureties or guarantees provided by the President, EMEA to his close relatives.

1.4 Confidentiality and Surrender of Material

1.4.1	The President EMEA shall observe complete confidentiality with respect to all matters coming to his knowledge during the performance of his duties in his capacity of President, EMEA, unless such matters are of a nature requiring communication to third parties. This secrecy obligation also applies after the resignation of the President, EMEA from the Company.

1.4.2	When the President, EMEA resigns from his position – regardless of the reason for his resignation – all material belonging to the Company, YORK EMEA, or any company in YORK International in the President, EMEA’s possession must be surrendered to the Company, YORK EMEA, or any company in YORK International. No lien of material belonging to the Company shall be exercised.

1.5 Inventions and other Special Rights

1.5.1	Any invention, know-how or other type of intellectual property right whether substantiated or not created by the President, EMEA or to which the President, EMEA has been contributory in the service of the Company, YORK EMEA or any company in YORK International shall belong to the Company, YORK EMEA or any company in YORK International. The President, EMEA shall not be entitled to any remuneration for such invention, know-how etc.

1.5.2	Improvement inventions, development of new systems and products, market strategies etc. shall belong to the Company absolutely whether or not protection hereof can be obtained.

1.6 Competition Clause

1.6.1	After resignation from the Company – irrespective of the reason thereof – the President, EMEA shall not for one year from the date of termination of this contract directly or indirectly engage in or become financially involved in any business within Europe Middle East and Africa that fully or partly competes with the activities of YORK International, the Company, their subsidiaries or associated companies at the time, unless the President, EMEA obtains the President and CEO of YORK International’s prior written consent to do so. Similarly the President, EMEA shall not enter into an agreement for employment with or work for such business, and he shall not join the board of directors of such business nor become a consultant or commissioner to it.

1.6.2	Infringement of this competition clause can be met by injunction without bail, and infringement entails payment of liquidated damages corresponding to the total remuneration that would have been paid to the President, EMEA for a period of 6 months in accordance with item 2.1 of this contract each time such infringement takes place. If the infringement consists of the “maintenance of a condition” that is contrary to the competition clause, this amounts to one infringement per calendar month in which the infringement takes place. Payment of liquidated damages does not cancel the competition clause. If the loss suffered by YORK EMEA and/or the Company exceeds the liquidated damages, the President, EMEA is under an obligation to compensate for this loss.

1.6.3	In respect of this competition clause, the date of termination is the date up to which the President, EMEA receives remuneration, etc., from the Company, regardless of whether the President, EMEA has discontinued performing his duties at a earlier date.

1.6.4	The President, EMEA will receive no additional remuneration for acceptance of this clause.

1.6.5	The President, EMEA is obliged to inform the Company about any new employment he may take one year following the date of termination of this contract.

2 THE PRESIDENT, EMEA’S FINANCIAL CONDITIONS

2.1 Remuneration

2.1.1	As from 01 Jan 2005 the President, EMEA’s annual remuneration amounts to DKK 2,200,000 which is payable in 12 monthly instalments. The annual remuneration will be reviewed annually each March 01, commencing in March, 2006 by the President and CEO of YORK International.

2.1.2	The President, EMEA does not receive remuneration for any seat at the Company’s board, if elected, nor does he receive remuneration for present or future seats at the board of management in other subsidiaries in the Company, YORK International subsidiaries or in companies with which the Company co-operates, as the remuneration stipulated in clause 2.1 of this contract is inclusive of such remuneration. This rule applies irrespective of such remuneration being paid to other members of the management or the board of the company in question for their tasks.

2.2 Cash Bonus and Incentives

2.2.1	The President, EMEA shall be eligible to participate in YORK International’s Incentive Compensation Plan as described in a separate document.

2.2.2	Apart from the annual remuneration stipulated in item 2.1 and the annual cash bonus stipulated in item 2.2.1 the President, EMEA will be eligible to participate in YORK International’s executive long-term incentive programs consisting of the mid-term plan and equity awards as outlined in the Amended and Restated 2002 Omnibus Stock Plan.

2.3 Car and Telephone

2.3.1	The Company will provide a fully expensed company car with a maximum yearly leasing value of DKK 144,000 (DKK 12,000 monthly) and the Company pays all expenses incurred in connection with the operation of the car. Alternatively, the

President, EMEA is entitled to receive a monthly allowance corresponding to 1/12 of the taxable value of the Company Car. As of the commencement of this contract, the President, EMEA will receive a monthly amount equivalent to the difference between the approved monthly leasing value (DKK 12,000) and the current monthly leasing value (DKK 6,223) until such time as a new company car is obtained. Changes to the current company car contract will need to be approved by the President and CEO YORK International.

2.3.2	When resigning from the Company the President, EMEA is obligated at the request of the Company – also in cases where the President, EMEA resigns before expiry of the period of notice – to return the car to the Company and will in return receive a monthly amount corresponding to one twelfth of the taxable value of a Company car. The amount shall be paid monthly in arrears until the end of the period in which the President, EMEA is entitled to remuneration. No lien of the car belonging to the Company shall be exercised by the President, EMEA.

2.3.3	The Company pays all expenses for a mobile telephone, telephone and ADSL communication or similar installed in the President, EMEA’s private home.

2.3.4	The tax implications arising in connection with the placing of the above facilities at the President, EMEA’s disposal are not relevant to the Company.

2.4 Travel, Representation and Training

2.4.1	Expenses paid by the President, EMEA in connection with travel and representation incurred in the interest of the Company, YORK EMEA or any company in YORK International shall be reimbursed by the Company upon presentation of receipts.

2.4.2 The President, EMEA is entitled to and at the Company’s request obliged to participate in relevant training courses paid by the Company. The President, EMEA shall plan such training himself and inform the President and CEO of YORK International of his plans.

2.5 Pension

2.5.1	The President, EMEA is not entitled to any pension from the Company. At the request of the President, EMEA the cash salary of the President, EMEA may,

however, be divided into a salary portion and a contribution to pension to be paid on a pension scheme according to prevailing rules of law.

2.6 Accident Insurance

2.6.1	The Company shall pay the annual premium for a full time accident insurance for the President, EMEA at the usual terms for insurance and premium. In case of the President, EMEA’s death the insurance sum shall be paid to his closest relatives.

2.6.2	The insurance shall be adjusted in accordance with the consumer price index issued by Denmark’s Statistical Office (Danmarks Statistiks nettoprinindeks).

2.7 Vacation

2.7.1	For each calendar year the President, EMEA shall be entitled to the number of days’ vacation provided under the Danish Holiday Act. Other provisions set out in the said Act do not apply to the President, EMEA.

2.7.2 The President, EMEA’s vacation is agreed and coordinated with his direct reporting staff and shall be communicated to the President and CEO of YORK International.

2.8 Financial Planning

2.8.1	The President, EMEA is eligible to participate in the Company’s Financial Planning Program as well as the Executive Physical Program as described in a separate document.

2.9 Relocation Expenses

2.9.1	If the President, EMEA relocates, the Company will pay for relocation expenses associated with the President, EMEA’s relocation to the EMEA headquarter’s location.

3 TERMINATION

3.1	Duration of Employment

3.1.1	This employment terminates without further notice at the end of the month the President, EMEA reaches the age of 60 years.

3.1.2	The Company may terminate this contract upon 12 months notice at month’s end, and the President, EMEA may terminate this contract upon 6 months notice at month’s end. Notice of termination must be presented in writing. The President, EMEA’s compensation, including fringe benefits as outlined in this contract, will be payable monthly for the notice period.

3.1.3	If the President, EMEA has been incapable of exercising the duties required by his position due to illness for an uninterrupted period exceeding 6 months, or if the President, EMEA should become permanently incapacitated thus rendering him unable to perform the duties required by his position, the Company may terminate the employment upon 6 months’ written notice. The Company is entitled to obtain certification from a medical doctor or a specialist appointed by the Company. The expenses incurred in this connection are paid by the Company.

3.1.4	The Company may terminate the employment contract without further notice, if the President, EMEA’s estate is subject to bankruptcy proceedings, or if he files for protection from creditors.

3.2 Payment of Salary after the President, EMEA’s Death

3.2.1	Upon the death of the President, EMEA – caused by illness or accident – the Company shall continue to pay his salary for the current month as well as 6 months’ salary equivalent to the remuneration described in item 2.1 of this contract to the person or spouse with whom the President, EMEA cohabited at the time of death or to his children under the ages of 18 years. However, salary following the death of the President, EMEA is not paid beyond the date on which the employment would have terminated anyway due to the President, EMEA’s resignation from his position in accordance with item 3.1.1 or due to notice of termination from the Company or the President, EMEA given before the time of death.

3.3 Breach of Contract

3.3.1	If the Company or the President, EMEA substantially should fail to perform the duties incumbent on him according to the provisions of this contract or to respect the relevant presumptions upon which it is based, the other party may terminate the contract without further notice or terminate it at a specified date. If the cancellation is due to the President, EMEA’s failure to perform his duties, he is only entitled to remuneration until the time of his resignation. The party in breach must compensate the loss suffered by the other party as a consequence of the breach.

3.3.2	Breach of the President, EMEA’s duties in accordance with this Contract (for instance item 1.2, 1.3, 1.4 and 1.6) are considered substantial breach of contract.

3.4 Severance Agreement

3.4.1	The President, EMEA will continue to be included in YORK International’s Severance Agreement (Change in Control Agreement).

4	GOVERNING LAW AND DISPUTES

4.1	Governing Law

The employment falls outside the scope of the Danish Salaried Employees Act. (“Funktionærloven”).

4.1.2	If any dispute should arise between the Company and the President, EMEA the dispute must be solved in accordance with Danish law. Governing law is therefore Danish law.

4.2 Negotiation

4.2.1	If any dispute should arise between the Company, YORK EMEA or any company in YORK International and the President, EMEA out of this employment contract, attempts must be made to solve these through negotiation. However, if the parties cannot within a reasonable time limit reach an agreement, the dispute must be solved by arbitration in accordance with item 4.3.

4.3 Arbitration

4.3.1	Any dispute concerning the understanding, interpretation and/or completion of this employment contract as well as any other question concerning the President,

EMEA’s employment cannot be submitted to the ordinary courts of law but must be settled by arbitration.

4.3.2	The party demanding arbitration must by registered letter give notice thereof stating the reasons for this demand. Within two weeks the board of directors must request the President of the Danish High Court, Western Division (Vestre Landsret) to set up an arbitration court to look into the matter. The arbitration court shall consist of three members of which one member must be a state authorised public accountant, the second member must be a person holding a law degree and the third member, who will also act as chairman of the court of arbitration, must be a judge of the Danish High Court (landsdommer).

4.3.3	The arbitration court lays down the procedural guidelines in accordance with the principles of the Danish Administration of Justice Act (Retsplejeloven). The question concerning distribution of costs of the arbitration case is decided by the arbitration court. The arbitration court decides, when the award must be performed, which usually should be 2 weeks after the passing of the award. The decision of the arbitration court is final and binding upon the parties.

5 SIGNATURE

5.1	Two copies of the present employment contract shall be signed; the Company keeps one and the President, EMEA the other.

5.2	The President, EMEA understands and agrees that this Employment Contract constitutes the full understanding between the parties concerning the subject matter hereof and that by signing this Employment Contract, he waives any and all rights he has or may have had under any employment or employment-related agreement or severance protection or change of control agreement entered into with YORK Denmark ApS or any subsidiary, division or affiliate of YORK Denmark ApS, and that such prior agreements shall be of no further force and effect.

YORK, PA February 16, 2005 /s/ C. David Myers C. David Myers For YORK International	Aarhus, DK February 16, 2005 /s/ Kim Buchwald Kim Buchwald